CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund VI, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending September 30, 2004 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:   November 10, 2004              /s/ Robert A. Bourne
                                      ------------------------------------------
                                       Name:   Robert A. Bourne
                                       Title:     President and Treasurer

                                      A   signed   original   of  this   written
                                      statement required by Section 906 has been provided to CNL Income Fund VI, Ltd. and will be retained by CNL Income Fund VI, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.